                                                                    EXHIBIT 10.1


                           AMENDMENT NO. 1 AND CONSENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT

     Amendment No. 1 AND CONSENT to Amended and Restated Credit Agreement, dated as of April 30, 2001 (this "Amendment"), among AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), HEAT HOLDINGS CORP., a Delaware corporation (the "Parent"), HEAT HOLDINGS II CORP., a Delaware corporation ("Heat Holdings II"), the several banks and other financial institutions from time to time parties to the Credit Agreement (the "Lenders"), CIBC WORLD MARKETS CORP., as lead arranger and bookrunner (in such capacity, the "Lead Arranger"), CANADIAN IMPERIAL BANK OF COMMERCE, as issuer of certain letters of credit (the "Issuer"), FLEET NATIONAL BANK, formerly known as BankBoston, N.A., as documentation agent (the "Documentation Agent") and CANADIAN IMPERIAL BANK OF COMMERCE, as agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), amends that certain Amended and Restated Credit Agreement, dated as of February 2, 2000 (such agreement, as amended from time to time, the "Credit Agreement"; terms defined in the Credit Agreement are used herein as defined therein), among the Borrower, the Parent, Heat Holdings II, the Lenders from time to time parties thereto and the Administrative Agent.

                               W I T N E S S E T H

     WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement; and

     WHEREAS, the Lenders have agreed to such amendment upon the terms set forth herein;

     NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Amendments to Article 1 of the Credit Agreement.

(a) The definition of "Applicable Margin" is hereby amended in its entirety to read as follows:

     "Applicable Margin" shall mean (i) for the period commencing April 30, 2001, until delivery of a Compliance Certificate in respect of the period ending June 30, 2002, 1.75% in respect of any Alternate Base Rate Loans and 3.00% in respect of any Eurodollar Loans, and (ii) for any period other than the period set forth in clause (i), a percentage per annum determined by reference to the Total Leverage Ratio as set forth below:

                                            Alternate Base
Total Leverage Ratio                          Rate Loans        Eurodollar Loans
Greater than 4.50 to 1.00                        1.75%                3.00%
Less than or equal to 4.50 to 1.00, but
  greater than 4.00 to 1.00                     1.375%               2.625%
Less than or equal to 4.00 to 1.00, but
  greater than 3.50 to 1.00                      1.00%                2.25%
Less than or equal to 3.50 to 1.00              0.625%               1.875%

     The Total Leverage Ratio shall be determined on the basis of the most recent Compliance Certificate delivered by the Borrower pursuant to Section 5.2(c). Any change in the Applicable Margin as a result of a change in the Total

Leverage Ratio shall be adjusted to the Applicable Margin set forth for such Type of Loan opposite the Total Leverage Ratio in effect on such Business Day; provided, that if the Borrower fails timely to deliver such certificate, without otherwise limiting the rights of the Lenders under this Agreement, the Total Leverage Ratio shall be deemed to be greater than 4.50 to 1.00 for purposes of calculating the Applicable Margin hereunder until such time as such certificate is delivered.

(b) The definition of "EBITDA" is hereby amended in its entirety to read as follows:

     "EBITDA" shall mean, for any period of determination, an amount equal to the sum of (without duplication) (i) Net Income for such period, after exclusion of (x) all items which should be classified as extraordinary, all determined in accordance with U.S. GAAP, (y) all insurance proceeds (other than proceeds of business interruption insurance) received during such period to the extent, if any, included in Net Income and (z) tax gains and losses upon the disposition of capital assets, plus (ii) all amounts deducted in computing such Net Income in respect of (1) Interest Expense (after giving effect to all Hedging Agreements and payments and receipts thereunder), (2) non-cash amortization expense (including amortization of financing costs, noncurrent assets and non-cash charges), (3) depreciation, (4) income taxes, (5) all other non-cash charges including but not limited to write-offs of intangible assets (other than for minority interests) less extraordinary gains, (6) non-recurring transaction expenses and underwriting fees, (7) the Thermalloy Management Fees, (8) one-time, non-recurring expenses accrued on or prior to December 31, 2000 associated with facility closings and headcount reductions related to the Thermalloy Acquisition and agreed to by the Borrower's independent accounting firm and one-time severance expenses incurred on or prior to December 31, 2000 and related to the Merger; provided that all such severance expenses shall not exceed $3,000,000 in the aggregate, (9) solely for purposes of calculating EBITDA for any period including December 31, 2000, the excess of (A) the value of the inventory sold during such period as would be set forth on the balance sheet of the Thermalloy Companies on the date the Thermalloy Acquisition was consummated (after giving effect to the Thermalloy Acquisition) over (B) the value of such inventory (based upon the standard cost inventory valuation methodology adopted by the Borrower at the date of the Thermalloy Acquisition) as would be set forth on the balance sheet of the Thermalloy Companies on such date (immediately prior to giving effect to the Thermalloy Acquisition), (10) solely for purposes of calculating EBITDA for any period including September 30, 2001, the excess of (A) the value of the inventory sold during such period as would be set forth on the balance sheet of the Borrower on the date the Merger was consummated (after giving effect to the Merger) over (B) the value of such inventory as would be set forth on the balance sheet of the Borrower on such date (immediately prior to giving effect to the Merger), (11) solely for purposes of calculating EBITDA for any period including July 3, 1999, the corporate overhead costs and expenses allocated to the Thermalloy Companies by the Sellers and paid to the Sellers during such period, (12) to the extent not duplicative, the amount attributable to the minority interests owned by Heat Holdings II in AT as reflected on the books and records of Heat Holdings II as such, and (13) solely for purposes of calculating the covenants under Section 6.1, salaries and other expenses that will be eliminated as a result of the Borrower's permanent reduction of its workforce in Texas and New Hampshire and the cessation of its manufacturing operations in Dallas, Texas which have occurred or will have occurred on or before June 30, 2001 in an amount not to exceed (I) $10,800,000 for the twelve month period ending on the last day of the first fiscal quarter of 2001, (II) $9,600,000 for the twelve month period ending on the last day of the second fiscal quarter of 2001, (III) $6,900,000 for the twelve month period ending on the last day of the third fiscal quarter of 2001,
(IV) $4,200,000 for the twelve month period ending on the last day of the fourth fiscal quarter of 2001, (V) $1,500,000 for the twelve month period ending on the last day of the first fiscal quarter of 2002 and (VI) zero thereafter, plus
(iii) for any period of determination which occurs after the Thermalloy Acquisition or a Permitted Acquisition but incorporates fiscal quarters prior thereto, the EBITDA attributable to the assets or Capital Stock so acquired (it being understood that, in calculating such EBITDA, (x) all references to the Borrower in the definition thereof (or in any other defined term contained therein) shall be deemed to be references to the Person or attributable to the assets so acquired), (y) such acquisition shall be deemed to have occurred as of the first day of the period being measured and (z) EBITDA for any Permitted Acquisition shall be adjusted for changes in the value of inventory resulting from such Permitted Acquisition being accounted for as a "purchase" for financial reporting purposes), minus (iv) for any period which occurs after a Permitted Disposition but incorporates fiscal quarters prior thereto, the EBITDA attributable to the assets or Capital Stock so disposed (it being understood that, in calculating such EBITDA, such disposition shall be deemed to have occurred as of the first day of the period being measured, minus (v) solely for purposes of calculating EBITDA for any period prior to the date that the German Lease is deemed to be an operating lease for financial accounting purposes and not a financing lease, the amount by which EBITDA during such period is increased as a result of such lease being deemed a financing lease for financial accounting purposes.

     (c) The definition of "Fixed Charges" is hereby amended in its entirety to read as follows:

     "Fixed Charges" shall mean, with respect to any period, the sum (without duplication) of (a) cash Interest Expense for such period, (b) Capital Expenditures during such period, (c) income or other taxes actually paid or payable during such period, (d) regularly scheduled payments of principal on the Term Loans during such period (other than any such payments during the fiscal year ending December 31, 2001) and (e) regularly scheduled payments of principal on other Funded Debt of the Borrower and its Subsidiaries on a consolidated basis during such period.

     (d) The definition of "Fixed Charges Ratio" is hereby amended in its entirety to read as follows:

     "Fixed Charges Ratio" shall mean, in respect of any period, the ratio of:

     (i) EBITDA for the preceding four consecutive fiscal quarters, to

     (ii) the excess of (x) Fixed Charges for such four quarters, over (y) all interest expense attributable to the Permitted High Yield Securities surrendered to the Trustee for cancellation in connection with the Permitted Makewell Acquisition during such period.

     (e) The definition of "Interest Coverage Ratio" is hereby amended in its entirety to read as follows:

     "Interest Coverage Ratio" shall mean, as of any date of determination, the ratio of:

     (i) EBITDA for the preceding four consecutive fiscal quarters, to

     (ii) the excess of (x) cash Interest Expense for such four quarters, over
(y) all interest expense attributable to the Permitted High Yield Securities surrendered to the Trustee for cancellation in connection with the Permitted Makewell Acquisition during such period; provided, that for purposes of calculating the Interest Coverage Ratio for (a) the last day of the first full fiscal quarter of 2000, Interest Expense shall be based on Interest Expense for such fiscal quarter multiplied by 4, (b) the last day of the second full fiscal quarter 2000, Interest Expense shall be based on Interest Expense for the six month period ending on such date multiplied by 2 and (c) the last day of the third full fiscal quarter of 2000, Interest Expense shall be based on Interest Expense for the nine month period ending on such date multiplied by 4/3;

     (f) The following definition of "Permitted Makewell Acquisition" is hereby added in the appropriate alphabetical order:

     "Permitted Makewell Acquisition" shall mean the acquisition by the Borrower of Permitted High Yield Securities with a face amount of not less than $20,000,000.

     (g) The following definition of "Permitted Makewell Acquisition Transaction Documents" is hereby added in the appropriate alphabetical order:

     "Permitted Makewell Acquisition Transaction Documents" shall mean the collective reference to (i) the Holdings - Holdings II Securities Purchase Agreement, dated as of April 30, 2001, between the Parent and Heat Holdings II,
(ii) the Holdings - ATT Securities Purchase Agreement, dated as of April 30, 2001, between the Parent and the Borrower, (iii) the ATT - AT Securities Purchase Agreement, dated as of April 30, 2001, between the Borrower and AT,
(iv) the Warrant to Purchase ___ Series B Preferred Units of AT issued by the Borrower, (v) the Second Amended and Restated Certificate of Incorporation of Aavid Thermal Technologies, Inc., (vi) the Amended and Restated Limited Liability Company Agreement of Aavid Thermalloy, LLC, (vii) the Makewell Securities Purchase Agreement, dated as of April 30, 2001, among Heat Holdings Corp., Heat Holdings II Corp., Willis Stein & Partners II, L.P., Willis Stein & Partners III, L.P., other coinvestor entities set forth on the signature page to such Agreement, as Coinvestors, and certain members of the management of Aavid Thermal Technologies, Inc. and its subsidiaries set forth on the signature page to such Agreement, as Management Investors, (viii) the Call Option Agreements, dated as of April 30, 2001, between Heat Holdings II Corp., as Seller, and each of the stockholders of Holdings II, as Buyer, (ix) the Second Amended and Restated Certificate of Incorporation of Heat Holdings II Corp., (x) the Second Amended and Restated Certificate of Incorporation of Heat Holdings Corp. and
(xi) the Security Holders' Agreement, dated as of April 30, 2001, among Holdings II , as an Issuer of Securities (as defined therein), the Parent, as an Issuer of Securities, Willis Stein & Partners II, L.P., Willis Stein & Partners III, L.P., other coinvestor entities set forth on the signature page to such Agreement, as Coinvestors and certain members of the management of Aavid Thermal Technologies, Inc. and its subsidiaries set forth on the signature page to such Agreement, as Management Investors.

     (h) The definition of "Revolving Credit Commitment" is hereby amended in its entirety to read as follows: "Revolving Credit Commitment" shall mean, as to any Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under the heading "Revolving Credit Commitments" opposite such Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement. As of the date of this Agreement, the aggregate amount of the Revolving Credit Commitments is equal to $22,000,000. Commencing on April 30, 2001, the aggregate amount of the Revolving Credit Commitment shall be reduced to $17,000,000, as such amount may be adjusted pursuant to the terms of the Credit Agreement.

     (i) The definition of "Supplemental Equity Contribution" is hereby amended in its entirety to read as follows:

     "Supplemental Equity Contribution" shall mean (i) an amount of cash equity contributed by the stockholders of the Parent and Heat Holdings II and further contributed by the Parent and Heat Holdings II to the Borrower to prepay Term Loans in accordance with Section 2.9(f); provided, that the principal amount so prepaid shall not be less than $8,000,000 in the aggregate, and (ii) an amount of Permitted High Yield Securities with a face amount of not less than $20,000,000 acquired for a price of not less than $17,000,000, which Permitted High Yield Securities were acquired by such stockholders, were contributed by such stockholders to the Parent and Heat Holdings II respectively and were contributed by the Parent and Heat Holdings II to the Borrower to effect the Permitted Makewell Acquisition.

     (j) The definition of "Warrant Agreement" is hereby amended in its entirety to read as follows:

     "Warrant Agreement" shall mean the Warrant Agreement dated as of February 2, 2000, among the Borrower and Bankers Trust Company, as warrant agent.

     SECTION 2. Amendments to Article 2 of the Credit Agreement

     (a) Section 2.9(f) of the Credit Agreement is hereby amended in its entirety to read as follows:

     (f) On or before April 30, 2001, (i) the Borrower shall have received the Supplemental Equity Contribution from the Parent and Heat Holdings II and the Borrower shall deliver to the Administrative Agent cash of $8,000,000 of such Supplemental Equity Contribution of which (1) $6,000,000 shall be applied, in equal amounts, against each of the next three scheduled payments of principal of the Term Loans and (2) $2,000,000 shall be applied, in equal amounts, against each of the four scheduled payments of principal of the Term Loans during the fiscal year ending December 31, 2002, and (ii) the Permitted High Yield Securities which constitute a portion of the Supplemental Equity Contribution shall have been surrendered to the Trustee (as defined in the Indenture) for cancellation pursuant to Section 2.11 of the Indenture.

     SECTION 3. Amendments to Article 5 of the Credit Agreement.

     (a) Section 5.2(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

     (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) and Section 5.1(c), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

     SECTION 4. Amendments to Article 6 of the Credit Agreement.

     (a) Section 6.1(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

     (a) Interest Coverage Ratio. On the last day of any fiscal quarter commencing with the fiscal quarter ending July 1, 2000, permit the Interest Coverage Ratio for the twelve-month period ending on the last day of such fiscal quarter to be less than the ratio set forth opposite such period below:

          Period                                            Interest Coverage Ratio
          June 30, 2000 through December 31, 2000 ......... 1.50 to 1.00
          January 1, 2001 through December 31, 2001 ....... 1.75 to 1.00
          January 1, 2002 through June 30, 2002 ........... 2.00 to 1.00
          July 1, 2002 through December 31, 2002 .......... 2.25 to 1.00
          January 1, 2003 and thereafter .................. 2.75 to 1.00

     (b) Section 6.1(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

     (c) Total Leverage Ratio. Permit the Total Leverage Ratio during any period to exceed the ratio set forth opposite such period below:

          Period                                            Total Leverage Ratio
          Effective Date through September 30, 2001 ....... 4.50 to 1.00
          October 1, 2001 through March 31, 2002 .......... 4.25 to 1.00
          April 1, 2002 through June 30, 2002 ............. 4.00 to 1.00
          July 1, 2002 and thereafter ..................... 3.75 to 1.00

     (c) Section 6.2(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

     (b) Indebtedness of the Parent, Heat Holdings II, the Borrower or any Subsidiary (including Financing Leases) incurred to finance the purchase price of equipment, fixtures and other similar property of the Borrower or such Subsidiary in an amount not to exceed the Dollar Equivalent of $2,000,000 at any one time outstanding;

     (d) Section 6.6(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

     (a) the sale or other disposition of (i) Inventory in the ordinary course of business, (ii) obsolete or worn out property in the ordinary course of business and (iii) equipment no longer useful for the business of the Parent, Heat Holdings II, the Borrower or any of their respective Subsidiaries; provided, that such determination as to usefulness is made in good faith by (x) management of such Person if the then aggregate fair market value of such equipment does not exceed the Dollar Equivalent of $2,500,000 or (y) the board of directors of such Person if the then aggregate fair market value of such equipment exceeds the Dollar Equivalent of $2,500,000;

     (e) Section 6.6(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

     (d) the issuance of the Management Shares and options to acquire Management Shares (which options shall be non-transferable other than to estate planning vehicles controlled by the recipient of such options and pursuant to the laws of devise and descent provided that in no event shall the aggregate amount of Management Shares and options for Management Shares issued and outstanding exceed 10% of the Fully Diluted Outstanding Capital Stock of Fluent or AT as, applicable);

     (f) Section 6.6(i) of the Credit Agreement is hereby amended by deleting the "and" following the ";" at the end thereof.

     (g) Section 6.6(j) of the Credit Agreement is hereby amended in its entirety to read as follows:

     (j) the issuance of the Warrants and the issuance of Capital Stock of the Borrower upon exercise of the Warrants;

     (k) any issuance or transfer of Capital Stock of the Borrower or an Approved Subsidiary to the Borrower, the Parent or Heat Holdings II (provided, that any such Capital Stock shall have been pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Borrower Pledge Agreement, Parent Pledge Agreement or the Heat Holdings II Pledge Agreement, as applicable);

     (l)  any issuance of Capital Stock of the Parent and Heat Holdings II; and

     (m) any transfer of Permitted High Yield Securities by the Parent or Heat Holdings II to the Borrower.

     (h) Section 6.7(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

     (b) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, other than
          (i) the prepayment of the Loans in accordance with the terms of this Agreement, (ii) the cancellation by the Borrower of Permitted High Yield Securities obtained as capital contributions or with the proceeds of capital contributions and (iii) acquisitions of Permitted High Yield Securities from stockholders of the Parent and Heat Holdings II by the Parent or Heat Holdings II, provided that the sole consideration therefor is Capital Stock of the Parent or Heat Holdings II.

     (i) Section 6.9(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

     (d)  any investment by (i) the Parent or Heat Holdings II in the Borrower,
          (ii) the Parent, Heat Holdings II or the Borrower in any Approved Subsidiary or any wholly-owned, direct or indirect Subsidiary of an Approved Subsidiary, (iii) any investment by any Subsidiary in the Borrower or any Approved Subsidiary or any wholly-owned, direct or indirect Subsidiary of an Approved Subsidiary;

     (j) Section 6.9(g) of the Credit Agreement is hereby amended in its entirety to read as follows:

     (g) any advance, loan or other investment by the Parent, Heat Holdings II, the Borrower or any Domestic Subsidiary to any Subsidiary that is not an Approved Subsidiary, provided, that the sum of (i) the aggregate amount of all such advances, loans and other investments plus (ii) (to the extent not duplicative) Indebtedness under Section 6.2(e), shall not exceed the Dollar Equivalent of (A) $5,000,000 in the case of any Subsidiary that is not an Approved Subsidiary, and (B) $10,000,000 in the aggregate, in the case of all Subsidiaries that are not Approved Subsidiaries, in each case, at any time outstanding;

     (k) Section 6.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

     6.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under this Agreement or (a) in the ordinary course of the Parent's, Heat Holdings II's or a Subsidiary's business and (b) upon fair and reasonable terms no less favorable to the Parent, Heat Holdings II or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

     SECTION 5. Waiver. Effective as of the date first written above, subject to the satisfaction of the conditions precedent set forth in Section 7 below, the Lenders, the Issuer, the Administrative Agent and the Documentation Agent each hereby waives the Events of Default pursuant to Section 7.1 of the Credit Agreement occurring due to the noncompliance (a) with the financial covenants set forth in Section 6.1(c) of the Credit Agreement, for the period ending December 31, 2000, and (b) with the financial covenants set forth in Section 6.1(a), Section 6.1(b) and Section 6.1(c) of the Credit Agreement, for the period ending March 31, 2001. The Lenders, the Issuer, the Administrative Agent and the Documentation Agent hereby expressly reserve all of their rights with respect to the occurrence of other Events of Default, if any, whether previously existing or hereinafter arising or which exist at any time on or after the date first written above.

     SECTION 6. Representations and Warranties of the Borrower. To induce the Administrative Agent, the Issuer and the Lenders to enter into this Amendment, each of the Parent, Heat Holdings II and the Borrower represents and warrants to the Administrative Agent, the Issuer and the Lenders that, on the Effective Date (as defined below) after giving effect to this Amendment, all the representations and warranties of each of the Parent, Heat Holdings II and the Borrower and each Loan Party in or pursuant to any Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date).

     SECTION 7. Conditions to Effectiveness. This Amendment shall be effective (such date, the "Effective Date") when the following conditions precedent shall have been satisfied:

     (a) The Administrative Agent shall have received counterparts hereof executed by duly authorized officers of each of the Parent, Heat Holdings II and the Borrower, and by duly authorized signatories of the Lenders.

     (b) The Administrative Agent shall have received for the ratable benefit of each consenting Lender an amendment fee in an amount equal to 0.25% of the Loan Commitments after giving effect to this Amendment.

     (c) The Administrative Agent shall have received a consent from each Guarantor not a party hereto in the form attached hereto as Exhibit A.

     (d) The Administrative Agent shall have received, with a counterpart for each Lender, the executed original legal opinion of counsel to the Parent, the Borrower and Heat Holdings II, substantially in the form attached hereto as Exhibit B.

     (e) The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower, (x) certifying as to the matters set forth in Section 6 above and (y) stating that on the date hereof and after giving effect to the Loans outstanding and the consummation of the transactions contemplated by this Amendment: (A) no Default or Event of Default has occurred and is continuing; (B) no Material Adverse Effect has occurred since the date of the then most recent audited consolidated financial statements of the Borrower delivered to the Administrative Agent pursuant to Section 5.1 of the Credit Agreement; (C) the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date); and (D) the Borrower is in compliance with all the terms and provisions set forth in the Credit Agreement on its part to be observed and performed, substantially in the form attached hereto as Exhibit C.

     (f) The Administrative Agent shall have received a Compliance Certificate on a pro-forma basis dated as of December 31, 2000 and March 31, 2001, demonstrating pro-forma compliance as of December 31, 2000 and March 31, 2001 respectively (after giving effect to the Supplemental Equity Contribution, the Permitted Makewell Acquisition and this Amendment) with the financial covenants in respect of the Total Leverage Ratio and the Senior Leverage Ratio.

     (g) The Administrative Agent shall have received $8,000,000 in cash to be applied in the manner set forth in Section 2.9(f) of the Credit Agreement, as amended.

     (h) The Administrative Agent shall have received from the Borrower a certificate executed by a Responsible Officer of the Borrower that stockholders of the Parent have acquired Permitted High Yield Securities with a face value of not less than $20,000,000 for not less than $17,000,000 and such Permitted High Yield Securities have been contributed by such stockholders to the Parent and Heat Holdings II and the Parent and Heat Holdings II have contributed such Permitted High Yield Securities to the Borrower.

     (i) The Administrative Agent shall have received, with a counterpart for each Lender, the executed original Omnibus Amendment substantially in the form attached hereto as Exhibit D.

     (j) The Administrative Agent shall have received fully executed copies of the Permitted Makewell Acquisition Transaction Documents, and any certificates evidencing Capital Stock issued by the Borrower or any Subsidiary pursuant to the transactions contemplated thereunder.

     (k) All fees and expenses due and owing to the Administrative Agent or any

Lender (including, without limitation, any reasonable fees and expenses of counsel to the Administrative Agent) shall have been paid.

     SECTION 8. Reference to and Effect in the Loan Documents.

     (a) Upon the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) Except as specifically amended above, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Loan Documents and all the Collateral described therein do and shall continue to secure the payment of all obligations of the Borrower under the Credit Agreement, the Notes and the other Loan Documents, in each case as amended hereby.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     SECTION 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                     AAVID THERMAL TECHNOLOGIES, INC.

                                     By: /s/ Bharatan R. Patel
                                        -------------------------------------
                                     Name: Bharatan R. Patel
                                     Title: President and Chief Executive
                                            Officer

                                     HEAT HOLDINGS CORP.

                                     By: /s/ Bharatan R. Patel
                                        -------------------------------------
                                     Name: Bharatan R. Patel
                                     Title: Vice President

                                     HEAT HOLDINGS II CORP.

                                     By: /s/ Bharatan R. Patel
                                        -------------------------------------
                                     Name: Bharatan R. Patel
                                     Title: Vice President

                                     CANADIAN IMPERIAL BANK OF COMMERCE, as
                                     Issuer and Administrative Agent

                                     By: /s/ Keith Labbate
                                        -------------------------------------
                                     Name: Keith Labbate
                                     Title: Executive Director

                                     CIBC WORLD MARKETS CORP., as Lead Arranger and Bookrunner

                                     By: /s/ Keith Labbate
                                        -------------------------------------
                                     Name: Keith Labbate
                                     Title: Executive Director

                                     FLEET NATIONAL BANK, as Documentation Agent

                                     By: /s/ George A Nicholson
                                        -------------------------------------
                                     Name: George A Nicholson
                                     Title: Vice President

                                     LENDERS:

                                     CIBC INC.

                                     By: /s/ Keith Labbate
                                        -------------------------------------
                                     Name: Keith Labbate
                                     Title: Executive Director

                                     LASALLE BANK NATIONAL ASSOCIATION

                                     By: /s/ Peter J. Bulandr
                                        -------------------------------------
                                     Name: Peter J. Bulandr
                                     Title: Senior Vice President

                                     FLEET NATIONAL BANK

                                     By: /s/ George A Nicholson
                                        -------------------------------------
                                     Name: George A Nicholson
                                     Title: Vice President

                                     CITIZENS BANK

                                     By: ________________________________
                                     Name:
                                     Title:


                                    EXHIBIT A
                            REAFFIRMATION AND CONSENT

     Each of the undersigned Guarantors hereby consents to the foregoing Amendment No. 1 and agrees that such Amendment shall not constitute or be deemed a modification or novation of its guarantee.

                                     HEAT HOLDINGS II CORP.

                                     By: /s/ Bharatan R. Patel
                                        -------------------------------------
                                     Name: Bharatan R. Patel
                                     Title: Vice President

                                     HEAT HOLDINGS CORP.

                                              /s/ Bharatan R. Patel
                                     By:      ________________________________
                                     Name:    Bharatan R. Patel
                                     Title:   Vice President

                                     AAVID THERMAL PRODUCTS, INC.

                                              /s/ Bharatan R. Patel
                                     By:      ________________________________
                                     Name:    Bharatan R. Patel
                                     Title:   President

                                     AAVID THERMALLOY LLC

                                              /s/ Bharatan R. Patel
                                     By:      ________________________________
                                     Name:    Bharatan R. Patel
                                     Title:   President

                                     THERMALLOY INVESTMENT CO., INC.

                                              /s/ Bharatan R. Patel
                                     By:      ________________________________
                                     Name:    Bharatan R. Patel
                                     Title:   President

                                     THERMALLOY, INC.

                                              /s/ Bharatan R. Patel
                                     By:      ________________________________
                                     Name:    Bharatan R. Patel
                                     Title:   President

                                     AAVID THERMALLOY OF TEXAS LLC

                                              /s/ Bharatan R. Patel
                                     By:      ________________________________
                                     Name:    Bharatan R. Patel
                                     Title:   President

                                     APPLIED THERMAL TECHNOLOGIES LLC

                                              /s/ Bharatan R. Patel
                                     By:      ________________________________
                                     Name:    Bharatan R. Patel
                                     Title:   President

                                     AAVID THERMALLOY SW, LLC

                                              /s/ Bharatan R. Patel
                                     By:      ________________________________
                                     Name:    Bharatan R. Patel
                                     Title:   President

                                     FLUENT HOLDINGS, INC.

                                              /s/ Bharatan R. Patel
                                     By:      ________________________________
                                     Name:    Bharatan R. Patel
                                     Title:   President


                                    EXHIBIT B

                       FORM OF LEGAL OPINION OF COUNSEL TO
                  THE PARENT, THE BORROWER AND HEAT HOLDINGS II


                                    EXHIBIT C

                        RESPONSIBLE OFFICER'S CERTIFICATE


                                    EXHIBIT D

                            FORM OF OMNIBUS AMENDMENT